UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
☑ Filed by the Registrant

☐ Filed by a Party other than the Registrant
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
The India Fund, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The India Fund, Inc.

PLEASE VOTE NOW!

WE NEED YOUR HELP!

Please help us avoid further adjournments, phone calls and mailings by promptly voting your shares of The India Fund, Inc. (the “Fund”). The Special Meeting of Shareholders of the Fund has been adjourned in order to solicit additional votes with respect to the proposal to approve a new management agreement with Aberdeen Asset Management Asia Limited, an affiliate of Aberdeen Asset Management PLC. The Meeting has been adjourned to 10:00 a.m. Eastern Time on December 12, 2011 at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, 30th Floor, New York, New York.

It is important that you vote.

You can cast your vote electronically by logging onto the website on the enclosed voting instruction form or by touchtone phone by calling the toll free number on the voting instruction form and following the instructions. You can also vote by mail by returning your executed voting instruction form in the envelope provided.

Remember, your vote counts. Please vote today.